Exhibit 99.1

Bourbon Brothers Holding Corporation Announces First Quarter Earnings
New Concept and Rapid Growth to Begin This Year

COLORADO SPRINGS, CO, May 15, 2014 (GLOBENEWSWIRE) – Bourbon Brothers Holding Corporation (OTCQB: RIBS) (the “Company”) released its 10-Q for the three months ended March 31, 2014. During the first quarter of 2014, the Company generated $1,269,888 in revenues compared to the same period of time in 2013 of $333,557. During January of 2014, the Company opened Bourbon Brothers Southern Kitchen in Colorado Springs, Colorado and only nine weeks of revenues was attributed from that store while Southern Hospitality in Denver was open throughout the entirety of the quarter. During its first nine weeks, Bourbon Brothers Southern Kitchen generated average weekly revenues of $75,600, while Southern Hospitality in Denver generated $44,300 in average weekly sales during the first quarter.

Management expects sales to pick up throughout the balance of the year with each quarter outperforming the first quarter, as is typical among the restaurant and retail industry. Bourbon Brothers Southern Kitchen is a concept with the expressed intent of developing alongside Bass Pro Shops, Cabela’s, and Field and Stream. Management will be closely analyzing the correlation between an increase in sales among outdoor retailers and the increase in sales at Bourbon Brothers Southern Kitchen. Historically, outdoor retail revenues are flat throughout the first and second quarter, but increase noticeably during the third and fourth quarters. Likewise, sales in restaurants are stronger during the second, third and fourth quarters compared to the first.

Bourbon Brothers has incurred a great deal of expense during this quarter to support its future growth and develop infrastructure necessary to support rapid growth in store count. Approximately $899,000 was spent in general and administrative expenses and selling and marketing expenses. The result of these expenses will be tremendously beneficial to the Company over time. The Company is now mere steps away from having a completed franchise package and selling platform, a professional national television commercial has been produced, and an alliance has been forged with business development partners in markets where the Company is aggressively moving to open new locations.

The Company will be rolling out its third concept during Fall 2014 and is currently negotiating leases on second-generation restaurant facilities to implement this concept. The name of the concept is Bourbon Brothers Smokehouse and Tavern, which is described as being a more urban, upscale pub food that includes a smoked meats concept which the Company will roll out in urban and dense suburban markets beginning this fall. Management noted that the menu and strategy for rolling out this concept would reduce occupancy, food and labor costs which will add value over the long term by driving up earnings per square foot. Additionally, this strategy will give the Company the ability to open stores more rapidly, as it is less cash intensive. The Company has stated that it intends to open two more locations by the end of 2014 and will aim to open an additional four locations during 2015.

Management is excited about the future of Bourbon Brothers Holding Corporation and the opportunities present for the Company to expand in the short-term, creating additional value in the long-term.

More information is available on the Company’s website, www.BourbonBrothers.com.

Forward-Looking Statements
The information in this news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve risks and uncertainties, including statements regarding the Company's business strategy and expectations. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "should," "expect," "plan," "intend," "anticipate," "believe," "estimate," "predict," "potential," or "continue," the negative of such terms or other comparable terminology. Actual events or results may differ materially. The Company disclaims any obligation to publicly update these statements, or disclose any difference between its actual results and those reflected in these statements. The information constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

CONTACT:
IR Contact: Mitchell Roth
Email: mroth@bourbonbrothers.com
Phone: (719) 265-5821

PR Contact: Brandy Fugate
Email: brandy@bourbonbrothers.com
Phone: (719) 265-5821